                                                                    Exhibit 10.2


                   CONTRIBUTION AND PURCHASE/SALE AGREEMENT

                                     among

                        CARRAMERICA REALTY CORPORATION,
                           CARRAMERICA REALTY, L.P.,
                        CARRAMERICA DEVELOPMENT, INC.,
                    CARR DEVELOPMENT & CONSTRUCTION, L.P.,
                       CARR PARKWAY NORTH I CORPORATION

                                      and

                  NEW YORK STATE TEACHERS' RETIREMENT SYSTEM



                            Dated: August __, 2000


                                   Premises:
                 Panorama Corporate Park, Englewood, Colorado
                      Parkway North, Deerfield, Illinois
                      Riata Corporate Park, Austin, Texas
                        Riata Crossing , Austin, Texas
                          Royal Ridge, Irving, Texas

                               TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
1.   Certain Definitions.........................................................................       2
     -------------------

2.   Contribution of NYSTRS......................................................................       8
     ----------------------

3.   Contribution and Sale by the Carr Entities/ Distributions to the Carr Entities..............       8
     ------------------------------------------------------------------------------

4.   Closing Date................................................................................       9
     ------------

5.   Condition of the Property...................................................................       9
     -------------------------

6.   Brokerage...................................................................................       9
     ---------

7.   Intentionally Omitted.......................................................................       9
     ---------------------

8.   Recording Charges and Transfer Taxes........................................................       9
     ------------------------------------

9.   Representations and Warranties..............................................................      10
     ------------------------------

10.  Deliveries to be made on the Closing Date...................................................      17
     -----------------------------------------

11.  Payment of Closing Costs; Apportionments; Post-Closing Adjustments..........................      20
     ------------------------------------------------------------------

12.  Indemnification.............................................................................      22
     ---------------

13.  Survival....................................................................................      23
     --------

14.  Notices.....................................................................................      23
     -------

15.  Amendments..................................................................................      25
     ----------

16.  Governing Law; Construction.................................................................      25
     ---------------------------

17.  Partial Invalidity..........................................................................      25
     ------------------

18.  Counterparts................................................................................      25
     ------------

19.  No Third Party Beneficiaries................................................................      25
     ----------------------------

20.  Waiver......................................................................................      25
     ------

21.    Assignment........................................................  25
       ----------

22.    Binding Effect....................................................  25
       --------------

23.    Entire Agreement..................................................  26
       ----------------

24.    Further Assurances................................................  26
       ------------------

25.    Paragraph Headings................................................  26
       ------------------

                   CONTRIBUTION AND PURCHASE/SALE AGREEMENT
                   ----------------------------------------


     THIS CONTRIBUTION AND PURCHASE/SALE AGREEMENT (this "Agreement"), made as of the ____ day of August, 2000, among CARRAMERICA REALTY CORPORATION, a Maryland corporation, having an office at 1850 K Street, NW, Suite 500, Washington, DC 20006 (hereinafter "CarrAmerica"), CARRAMERICA REALTY, L.P., a Delaware limited partnership ("Carr L.P."), CARRAMERICA DEVELOPMENT, INC., a Delaware corporation ("Development Inc."), CARR DEVELOPMENT & CONSTRUCTION, L.P., a Delaware limited partnership ("Development LP"), CARR PARKWAY NORTH I CORPORATION, a Delaware corporation ("Parkway Corp."), (CarrAmerica, Carr L.P., Development Inc., Development LP and Parkway Corp. are sometimes hereinafter individually referred to as a "Carr Entity" and collectively as the "Carr Entities"), and NEW YORK STATE TEACHERS' RETIREMENT SYSTEM, a public pension system created and existing pursuant to Article 11 of the Education Law of New York and having powers and privileges of a corporation pursuant to Section 502 thereof, having an office at 10 Corporate Woods Drive, Albany, New York 12211 (hereinafter "NYSTRS").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, the Carr Entities collectively own all right, title and interest in and to the Property (as hereinafter defined);

     WHEREAS, CarrAmerica is the sole member of Carr Office Park, LLC, a Delaware limited liability company (the "LLC");

     WHEREAS, Carr L.P., Parkway Corp. and NYSTRS desire to be admitted as members of the LLC;

     WHEREAS, CarrAmerica, Carr L.P. and Parkway Corp. (the "Contributing Carr Entities") desire (i) to contribute to the LLC or an Affiliate thereof all right, title and interest in and to the portion of the Property owned by them,
(ii) to acquire and/or restate, inter alia, in consideration therefor, thirty-
                                ----- ----
five percent (35%) of the membership interests in the LLC (the ACarr Interests@), and (iii) to receive from the LLC a distribution of cash equal to the difference between the value of the portion of the Property contributed by the Contributing Carr Entities as of the Closing Date (the "Contribution Value") and the value of the Carr Interests as of the Closing Date;

     WHEREAS, NYSTRS desires to contribute the NYSTRS Contribution (as hereinafter defined) to the LLC and to acquire, in consideration therefor, sixty-five percent (65%) of the membership interests in the LLC (the "NYSTRS Interests");

     WHEREAS, Development LP and Development Inc. (the "Selling Carr Entities") desire to convey to the LLC all right, title and interest in and to the portion of the Property owned by them, and to receive from the LLC a purchase consideration equal to the value of the portion of the Property conveyed by the Selling Carr Entities to the LLC as of the Closing Date (the "Purchase Value"); and

     WHEREAS, the Contributing Carr Entities, together with NYSTRS, desire to amend and restate the limited liability company agreement of the LLC;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Carr Entities and NYSTRS agree as follows:

     1.   Certain Definitions.  For purposes of this Agreement, the following
          -------------------
terms shall have the respective meanings set forth below:

          "Acquisition Value" means the sum of the Contribution Value and the Purchase Value.

          "Actions" means any claims, actions, suits, proceedings or investigations, whether at law, in equity or in admiralty or before any court, arbitrator, arbitration panel or Governmental Authority.

          "Advisor" means Goldman Sachs & Company, advisor to the Carr Entities.

          "Adjoining Land" means, collectively, any land in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Land or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Land or Buildings by reasons of change of grade of any street occurring after the date of execution and delivery of this Agreement, but only to the extent, if any, of any Carr Entity's interest therein.

          "Affiliate" of a party means any Person which, directly or indirectly, controls, is controlled by or is under common control with, such party.

          "Appurtenances" means, collectively, all easements, rights of way, privileges, appurtenances, strips, gores and other rights pertaining to the Land, Buildings and Adjoining Land, if any, including, without limitation, development rights, and all income therefrom.

          "Association Documents" has the meaning set forth in Section 9(a)(xxviii).

          "Buildings" means, collectively, all buildings and improvements located on the Land.

          "Carr Entity Taxes" has the meaning set forth in Section 9(a)(iv).

          "Carr Interests" means thirty-five percent (35%) of the limited liability company interests in the LLC which are owned collectively by the Contributing Carr Entities.

          "Closing" means the closing of the transactions contemplated hereby, which shall take place at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, NW, Washington, DC 20036, on the Closing Date at 10:00 A.M., or at such other time or place as the parties may agree upon in writing.

          "Closing Date" means August ____, 2000 (the date of this Agreement).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Contributing Carr Entities" shall have the meaning set forth in the recitals to this Agreement.

          "Contribution Value" has the meaning set forth in the recitals to this Agreement and is calculated on Schedule 3(a).

          "Court Order" means any judgment, decree, injunction, order, decision, directive, regulation or ruling of any Governmental Authority that is binding on any Person or its property under Law.

          "Damages" mean losses, liabilities, costs, damages, claims and expenses (including reasonable attorneys' fees and disbursements).

          "Default" means (i) a breach of or default under any contract, agreement, covenant, document or other instrument, (ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any such contract, agreement, covenant, document or other instrument, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any such contract, agreement, covenant, document or other instrument.

          "Developed Properties" means those Properties identified on Exhibit B-
                                                                      ---------
1 annexed hereto and made a part hereof.
-

          "Development Documents" has the meaning set forth in Section 9(a)(xxiii).

          "Development Services Agreements" means collectively, those five certain Development Services Agreements in the form of Exhibit AA attached
                                                       ----------
hereto relating to the five Office Parks.

          "Documents" means collectively any and all plans, specifications and drawings related to the Buildings; warranties for the Buildings and Personalty; current surveys of the Land and Buildings; current booklets, manuals, files, logs, records, material correspondence with existing tenants and other material correspondence, current tenant lists, current tenant prospect lists and other mailing lists, current leasing brochures and materials, current advertising materials and other items, including without limitation, soil, engineering and environmental inspections, studies and reports, and similar inspections with respect to the sale, management, leasing, promotion, ownership, maintenance, use, occupancy, operation, construction and development of the Premises; all of the foregoing to the extent that they are in the possession or control of the Carr Entities.

          "Employment Liabilities" shall have the meaning set forth in Section 9(a)(xxiv).

          "Environmental Laws" mean all federal, state, local and foreign environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharge, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes. As used in this Agreement, the term "Hazardous Substances or Wastes" includes, without limitation, (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. '1251 et seq.; (ii) any element, compound, mixture, solution, or substance which
      ------
is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. '9601 et seq.;
                                                                     ------
(iii) any hazardous waste having the characteristics which are identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), '6901 et seq.; (iv) any toxic pollutant listed under Section 307(a) of
                ------
the FWPCA; (v) any hazardous air pollutant which is listed under Section 112 of the Clean Air Act, 42 U.S.C. '7401 et seq.; (vi) any imminently hazardous
                                   ------
chemical substance or mixture with respect to which action has been taken pursuant to Section 7 of the Toxic Substance Control Act, 15 U.S.C. '2601 et
                                                                          --
seq.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum
---
decomposition by-products, and waste oil; (viii) "hazardous materials" within the meaning of the Hazardous Materials Transportation Act, 49 U.S.C. ' 1802 et
                                                                            --
seq., (ix) any hazardous substance or material identified or regulated by or
---
under any applicable provisions of the laws of the state in which any portion of the Premises is located; (x) asbestos or any asbestos-containing materials; (xi) any radioactive material or substance; (xii) all toxic wastes, hazardous wastes and hazardous substances as defined by, used in, controlled by or subject to all implementing regulations adopted and publications promulgated pursuant to the foregoing statutes; and (xiii) any other hazardous or toxic substance or pollutant identified in or regulated under any other applicable federal, state or local Laws.

          "Escrow Reserves" means the Carr Entities' interest in a cash reserve, loan reserve, tax escrow and insurance escrow maintained by the Existing Lender pursuant to the Loan Documents.

          "Existing Lender" means CBA Conduit, Inc., its successors and assigns, which is the lender under the Loan Documents.

          "Existing Lender's Estoppel Certificate" shall have the meaning set forth in Section 10(a)(xix).

          "Financial Statements" shall have the meaning set forth in Section 9(a)(xxv).

          "Funds" means collectively, the Escrow Reserves and all other funds which the Carr Entities shall, at Closing, have on deposit with any person or entity (including, without limitation, any lender) to be applied to, for or in connection with the Property or any loan secured by the Premises.

          "Governmental Authority" means any agency, instrumentality, department, commission, court, tribunal or board of any government, whether foreign or domestic and whether national, federal, state, provincial or local.

          "Interim Financial Statements" shall have the meaning set forth in Section

9(a)(xxv).

          "Land" means all that certain real property underlying the following Office Parks: (i) Panorama Corporate Park, Englewood, Colorado; (ii) Parkway North, Deerfield, Illinois (excluding Building 2 therein); (iii) Riata Corporate Park, Austin, Texas; (iv) Riata Crossing, Austin, Texas; and (v) Royal Ridge, Irving, Texas, more particularly described in Exhibits A-1, A-2, A-3, A-4 and A-
                                              ---------------------------------
5 annexed hereto and made a part hereof.
-

          "Laws" mean all laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions and decrees.

          "Liabilities" mean debts, liabilities, obligations, guarantees, indemnities, duties and responsibilities of any kind and description, whether absolute or contingent, monetary or non-monetary, direct or indirect, known or unknown or matured or unmatured, or of any other nature.

          "LIBOR Rate" means a variable per annum rate equal to the daily London Interbank Offered Rate for 30-day U.S. Dollar deposits as quoted by Riggs National Bank, N.A. The LIBOR Rate shall change with each change in such rate as of the date of any such change, without notice.

          "Licenses and Permits" means collectively, all assignable licenses, permits, approvals and certificates issued to any of the Carr Entities by any Governmental Authorities (or assigned to any of the Carr Entities) required or used in or relating to the ownership, use, maintenance, occupancy, development or operation of any part of the Premises.

          "Lien" means any security interest, lien, mortgage, claim, charge, pledge, restriction, equitable interest, restrictive covenant or encumbrance of any nature.

          "LLC" means Carr Office Park, LLC, a limited liability company formed under the laws of the State of Delaware.

          "LLC Agreement" means the amended and restated limited liability company agreement of the LLC, the form of which is attached hereto as Exhibit Y.
                                                                      ---------

          "LLC Certificate" means the articles of organization or limited liability company certificate of the LLC, filed with the Secretary of State of the State of Delaware.

          "Loan Documents" means collectively the Mortgage and the note, assignments and other documents and instruments evidencing and/or securing the Mortgage, as more particularly described in Exhibit C annexed hereto and made a
                                            ---------
part hereof, and all rights and privileges of the Carr Entities thereunder.

          "Major Tenants" shall have the meaning set forth in Section 10(a)(xviii).

          "Management and Leasing Agreements" means collectively, those five certain Management and Leasing Agreements in the form of Exhibit Z attached
                                                         ---------
hereto relating to the five Office Parks.

          "Mortgage" means that certain deed of trust and/or mortgage in favor of the

Existing Lender in the original principal amount of $29,250,000 encumbering Parkway North, Building 1 on the date hereof.

          "Names" means all of the Carr Entities' right, title and interest in and to the names "Parkway North," "Panorama Corporate Park," "Royal Ridge," "Riata Crossing" and "Riata Corporate Park."

          "NYSTRS Contribution" shall have the meaning set forth in Section
2(a).

          "NYSTRS Interests" means sixty-five percent (65%) of the limited liability company interests in the LLC which are owned by NYSTRS.

          "Office Park" means any one of Parkway North, Panorama, Royal Ridge, Riata Crossing or Riata Corporate Park.

          "Office Park Association" means each of Parkway North Owners' Association and Riata Owners' Association, Inc. (hereinafter collectively referred to as the "Office Park Associations").

          "Operating Agreements" means collectively all operating, service and maintenance agreements and any other contracts and agreements (other than the Documents, the Development Documents, the Loan Documents and the Tenant Leases) affecting the Premises to which any Carr Entity is a party.

          "Panorama" means that certain Office Park located in Englewood, Colorado, commonly known as Panorama Corporate Park, as the Land relating thereto is more particularly described in Exhibit A-1 annexed hereto and made a
                                          -----------
part hereof, and the Appurtenances and Adjoining Land, if any, related thereto.

          "Parkway North" means that certain Office Park located in Deerfield, Illinois, commonly known as Parkway North Office Park (excluding Building 2), as the Land relating thereto is more particularly described in Exhibit A-2 annexed
                                                            -----------
hereto and made a part hereof, and the Appurtenances and Adjoining Land, if any, related thereto.

          "Percentage Interest" shall have the meaning set forth in Section 9(a)(xvi).

          "Permitted Exceptions" shall have the meaning set forth in Section 10(c)(ii).

          "Person" means any natural person, corporation, business trust, joint venture, association, company, limited liability entity, firm, partnership, or other entity or government or Governmental Authority.

          "Personalty" means, collectively, the fixtures, equipment, machinery, furniture, furnishings, appliances, supplies and other items of personal property (and replacements thereof), now owned or leased or hereafter acquired by the Carr Entities and contained in or on the Premises. "Personalty" does not include any computer hardware or software or other Personalty located in and used in the operation of any management office in any Building; however, "Personalty" does include all books and records relating to the operation or development of the Property located in any management office in any Building, regardless of medium.

          "Premises" means, collectively, the Land, the Buildings, the Appurtenances and the Adjoining Land.

          "Proceedings" has the meaning set forth in Section 9(a)(xxx).

          "Properties Under Development" means those Properties under development as of the date hereof, as the Land relating thereto is more particularly described in Exhibit B-2 annexed hereto and made a part hereof.
                          -----------

          "Property" means collectively all of the Carr Entities' right, title and interest in, to and under the following: the Premises, the Personalty, the Tenant Leases, the Operating Agreements (to the extent the same relate to the Property), the Documents, the Licenses and Permits, the Funds, the Loan Documents, the Names, and the Proprietary Rights.

          "Proprietary Rights" means collectively all trade names, trademarks, service marks, patents or copyrights and any applications for any of the foregoing and all internet web sites and intellectual property rights relating to the Property.

          "Purchase Value" shall have the meaning set forth in the recitals to this Agreement and is calculated on Schedule 3(b).

          "Reports" shall have the meaning set forth in Section 9(a)(xiv).

          "Riata Corporate Park" means the Office Park located in Austin, Texas, commonly known as Riata Corporate Park, as the Land relating thereto is more particularly described in Exhibit A-3 annexed hereto and made a part hereof, and
                          -----------
the Appurtenances and Adjoining Land, if any, related thereto.

          "Riata Crossing" means the Office Park located in Austin, Texas, commonly known as Riata Crossing, as the Land relating thereto is more particularly described in Exhibit A-4 annexed hereto and made a part hereof, and
                          -----------
the Appurtenances and Adjoining Land, if any, related thereto.

          "Royal Ridge" means the Office Park located in Irving, Texas, commonly known as Royal Ridge, as the Land relating thereto is more particularly described in Exhibit A-5 annexed hereto and made a part hereof, and the
             -----------
Appurtenances and Adjoining Land, if any, related thereto, which constitutes the portion being contributed or sold pursuant hereto by a Carr Entity of a larger office park development.

          "Selling Carr Entities" shall have the meaning set forth in the recitals to this Agreement.

          "Taxes" mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real and personal property, sales, transfer, recordation, deed, stamp, license, payroll and franchise taxes, imposed by any Governmental Authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

          "Tenants" means the tenants under the Tenant Leases (each, individually, a "Tenant").

          "Tenant Estoppel Certificates" shall have the meaning set forth in
Section 10(a)(xviii).

          "Tenant Leases" means all leases, licenses or occupancy agreements (written or oral) to which any Carr Entity is a party and all amendments, modifications, supplements, additions, extensions, renewals and side letters thereof or thereto, and any guaranties thereof, and, except as expressly provided herein, security and other deposits held by or on behalf of the Carr Entities thereunder, affecting the Property (each, individually, a "Tenant Lease").

          "Undeveloped Properties" means those undeveloped parcels of land comprising a portion of the Land and identified on Exhibit B-3 annexed hereto
                                                   -----------
and made a part hereof.

     2.   Contribution of NYSTRS.
          ----------------------

          (a) Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, at the Closing NYSTRS shall contribute a cash amount equal to sixty-five percent (65%) of the Acquisition Value (the "NYSTRS Contribution") to the LLC, and in consideration therefor, NYSTRS shall be admitted as a member of the LLC and shall acquire the NYSTRS Interests.

          (b) The NYSTRS Contribution shall be paid to the LLC on the Closing Date by wire transfer of immediately available federal funds to an account or accounts as mutually agreed by the Carr Entities and NYSTRS.

     3.   Contribution and Sale by the Carr Entities/ Distributions to the Carr
          ---------------------------------------------------------------------
Entities.
--------

          (a) Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, the Contributing Carr Entities shall collectively contribute the portion of the Property set forth on Schedule 3(a) owned by them (to the extent assignable, as provided herein) to the LLC (or, if directed by the LLC, to an Affiliate or Affiliates of the LLC), and in consideration therefor, Carr L.P. and Parkway shall be admitted as members of the LLC, and Carr L.P. and Parkway shall acquire the Carr Interests, and the interest of CarrAmerica in the LLC shall be restated, all as set forth in the LLC Agreement. The Contribution Value of the portion of the Property contributed by the Contributing Carr Entities is calculated and set forth on Schedule 3(a).
                                                                 -------------

          (b) Based upon and subject to the terms, agreements, warranties, representations and conditions of this Agreement, the Selling Carr Entities shall collectively convey the portion of the Property set forth on Schedule 3(b) owned by them to the LLC or an Affiliate thereof, and in consideration therefor, the Contributing Carr Entities and NYSTRS shall cause the LLC and/or its Affiliates to distribute to the Selling Carr Entities by wire transfer a sum equal to the Purchase Value, as that sum is calculated and set forth on Schedule
                                                                        --------
3(b). The calculation of the Purchase Value, to the extent based on estimates,
----
or as necessary to correct manifest error, shall be subject to readjustment pursuant to Section 11(a).

          (c) On the Closing Date, the Carr Entities and NYSTRS shall cause the LLC to distribute to the Contributing Carr Entities by wire transfer the sum of money as calculated and set forth on Schedule 3(c), so that the resulting
                                     -------------
proportion of ownership of the member interests in the LLC shall be sixty-five percent (65%) vested in NYSTRS and thirty-five percent

(35%) vested in the Contributing Carr Entities. The calculation of the Contribution Value, to the extent based on estimates, or as necessary to correct manifest error, shall be subject to readjustment pursuant to Section 11(a).

     4.   Closing Date. The Closing shall take place on the Closing Date at
          ------------
10:00 A.M.

     5.   Condition of the Property. Except for (i) the Carr Entities'
          -------------------------
representations and warranties set forth in this Agreement, (ii) the warranties of title in the deeds and (iii) any warranties expressly set forth in the assignments delivered at Closing ((i), (ii) and (iii) collectively, the "Carr Entities' Warranties"), the contribution or sale of the Property is made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by the Carr Entities. As a material part of the consideration for this Agreement, NYSTRS and the LLC shall accept the Property on an "As is" and "Where is" basis, with all faults and any and all latent and patent defects, and without any representation or warranty, all of which NYSTRS and the LLC hereby disclaim, except for the Carr Entities' Warranties. No other warranties whatsoever are made by the Carr Entities except for the Carr Entities' Warranties. NYSTRS acknowledges that it has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that NYSTRS is not now relying, and will not later rely, upon any representations or warranties made by the Carr Entities or anyone acting or claiming to act, by, through or under or on the Carr Entities' behalf concerning the Property, except for the Carr Entities' Warranties.

     6.   Brokerage. The Carr Entities on one hand, and NYSTRS on the other,
          ---------
each represents and warrants to the other that it has not dealt with any broker or other intermediary in connection with or relating to the sale and purchase which is the subject of this Agreement, except that the Carr Entities have dealt with the Advisor as an advisor. The Carr Entities and NYSTRS shall each defend, indemnify and hold the other harmless from and against any and all Damages incurred by the other as a result of any breach by the indemnitor of the foregoing representation. The Carr Entities shall defend, indemnify and hold harmless NYSTRS from and against any claims of the Advisor and shall pay the Advisor pursuant to a separate agreement between the Carr Entities and the Advisor.

     7.   Intentionally Omitted.
          ---------------------

     8.   Recording Charges and Transfer Taxes.  The LLC shall pay all state and
          ------------------------------------
local deed taxes, real property transfer taxes, if any (other than any of the Carr Entities' franchise or income taxes which shall be paid by the Carr Entities), title insurance premiums for title insurance (including, without limitation, the cost of reinsurance and endorsements) in the amounts set forth on Exhibit G, survey costs, and all recording charges and fees (the "Charges"). The LLC shall pay for any assumption costs associated with the LLC's assumption of the Mortgage (including, without limitation, any transfer fees, processing fees, legal fees, Existing Lender's costs or any other expense payable to the Existing Lender as a result of the transactions contemplated hereunder). The Carr Entities and NYSTRS shall each pay the costs and expenses of its legal counsel, accountants, experts and Representatives incurred in connection with the transactions contemplated by this Agreement. NYSTRS shall pay the costs and expenses of its due diligence investigations.

     9.   Representations and Warranties.
          ------------------------------

          (a) Each of the Carr Entities severally, with respect to itself and to the portion of the Property contributed or sold by it pursuant to this Agreement, represents and warrants to NYSTRS that, as of the date hereof:

               (i)   Due Organization, Etc. Each of the Carr Entities is a
                     ---------------------
limited partnership or corporation, as appropriate, duly organized, validly existing and in good standing under the laws of the state of its formation, and is qualified to do business in the State(s) in which that portion of the Property it owns is located. Each of the Carr Entities has the full power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted. The Carr Entities have delivered to NYSTRS true, complete and correct copies of the organizational documents of each of the Carr Entities, as amended or modified and as in effect on the date hereof.

               (ii)  Liabilities. Except as otherwise disclosed in Exhibit T to
                     -----------                                   ---------
this Agreement, and except for (a) obligations under the Tenant Leases, Operating Agreements, Development Documents, the Permitted Exceptions or the Loan Documents, or (b) any other matter specifically disclosed in this Agreement (including the Exhibits), there are no material contractual Liabilities affecting the Property. For purposes of this Section 9(a)(ii), the term "material" means an obligation in excess of $10,000.00.

               (iii) Ownership. Except for the Permitted Exceptions, the
                     ---------
Mortgage, those matters disclosed on Exhibit E to this Agreement, and any other
                                     ---------
matters specifically disclosed in this Agreement (including the Exhibits), (a) the Carr Entities have not sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in the Property, and (b) there are no outstanding rights (including, without limitation, options, rights of first refusal, rights of first offer or other agreements) relating to or providing for the sale, conveyance, transfer, net lease, gift, pledge, mortgage or other disposition of or encumbrance on the Property or any portion thereof.

               (iv)  Taxes. Each Carr Entity has paid all Taxes due and payable
                     -----
by it prior to delinquency for all periods ending on or prior to the Closing Date with respect to that portion of the Property owned by it (the "Carr Entity Taxes"). The Carr Entities have not received from any Governmental Authority any written notice (i) of underpayment of any Carr Entity Taxes, (ii) that any Actions relating to the Carr Entity Taxes or tax status of any of the Carr Entities are pending or (iii) that the institution of any such Action is contemplated by any authority. No Carr Entity has waived restrictions on assessment or collection of the Carr Entity Taxes or consented to the extension of any statute of limitations with respect to the Carr Entity Taxes.

               (v)   Authority.  This Agreement constitutes the legal, valid and
                     ---------
binding obligation of each Carr Entity, enforceable against each Carr Entity in accordance with its terms. Each Carr Entity has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

               (vi)  No Violation of Laws.  The execution and delivery of this
                     --------------------
Agreement
and the performance by the Carr Entities of their respective obligations hereunder do not and will not conflict with or violate any Laws of any Governmental Authority with jurisdiction over any Carr Entity or the Property, including, without limitation, the United States of America, the state of formation of each respective Carr Entity, the state in which any portion of the Property is located or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which any Carr Entity is a party or by which any Carr Entity or any portion of the Property is bound or affected.

               (vii)  No Conflict. To the Carr Entities' knowledge, and except
                      -----------
as disclosed in the Exhibits to this Agreement, neither the Property nor any Carr Entity is a party to, or is subject to or bound by, any agreement (other than the Loan Documents and agreements requiring the consent of third parties where such consent has been obtained), or Laws of any Governmental Authority, that could prevent the performance of all or any of the terms of this Agreement.

               (viii) Eminent Domain, Etc. The Carr Entities have no knowledge
                      --------------------
of any plans of any Governmental Authority to change the highway or road system in the vicinity of the Property or to restrict or change access from any such highway or road to the Property or of any pending, or threatened in writing, condemnation or eminent domain proceedings relating to or affecting the Property.

               (ix)   Insolvency, Etc. Neither the Carr Entities, nor any of the
                      ----------------
general partners of Carr Entities that are limited partnerships, has (i) made a general assignment for the benefit of its creditors, (ii) admitted in writing its inability to pay its debts as they mature, (iii) had an attachment, execution or other judicial seizure of any property interest which remains in effect, (iv) taken, failed to take or submitted to any action indicating a general inability to meet its financial obligations as they accrue, or (v) received written notice of the pending or threatened bankruptcy of any of the Tenants (except as set forth on Exhibit M attached hereto and made a part
                                ---------
hereof). There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of the Carr Entities, or any of the general partners of Carr Entities that are limited partnerships, or any of its or their debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking appointment of a receiver, trustee, custodian or other similar official for it for all or any substantial part of its or their property.

               (x)    Leasing Commissions.  No leasing commission is now or will
                      -------------------
hereafter become due or owing by the owner of the Property (or any portion thereof) in connection with any of the Tenant Leases, including, without limitation, in connection with any renewals or extensions of the term thereof, except as disclosed on Exhibit I attached hereto. All leasing commissions due
                       ---------
and payable as of the date hereof with respect to leases executed prior to March 1, 2000 have been paid.

               (xi)   Zoning; Use.  To the Carr Entities knowledge, the existing
                      -----------
zoning approvals would permit the projected development as proposed by the Carr Entities of the Properties Under Development and Undeveloped Properties. Except as disclosed on Exhibit U, the Carr Entities have not received any notice of
                ---------
noncompliance with, or violation or default of, the deed restrictions and other title covenants or restrictions, site plan approvals, zoning and subdivision regulations and redevelopment plans constituting Permitted Exceptions hereunder. All current assessments, dues, charges and other payments required under any such Permitted Exceptions have been paid in full and the Carr Entities are not in arrears with respect to any such payments.

               (xii)  Assessments. Except as set forth on the current tax bills,
                      -----------
true and complete copies of which have been provided to NYSTRS, to the knowledge of the Carr Entities, there are no special assessments which have been levied against the Property, and the Carr Entities do not know of any pending, or threatened in writing, special assessments affecting the Property.

               (xiii) Management. Except for the Management and Leasing
                      ----------
Agreements, there are no contracts or agreements with any third party for the management of the Property or any portion thereof which will be binding on the LLC as of the Closing Date.

               (xiv)  Environmental Reports. (1) Except as set forth in the
                      ---------------------
final environmental reports in the Carr Entities' possession or control, all of which are listed in Exhibit K annexed hereto and made a part hereof (the
                    ---------
"Reports"), to the Carr Entities' knowledge, the Carr Entities (with respect to the Premises) and the Premises are not in violation of any applicable Environmental Laws.

                      (2) The Carr Entities have delivered or made readily available to NYSTRS, true and complete copies of the Reports.

                      (3) Except as set forth in the Reports, to the knowledge of the Carr Entities, there is no pending, or threatened in writing, Action, demand, hearing, notice of violation, notice or demand letter that affects or applies to the Premises relating in any way to any Environmental Laws.

                      (4) Except as set forth in the Reports, to the Carr Entities' knowledge, there has been no emission, spill, release or discharge from the Premises into or upon (i) the air, (ii) soils or improvements, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises of any toxic or Hazardous Substances or Wastes in violation of Environmental Laws. To the knowledge of the Carr Entities, no Carr Entity or Tenant has stored, generated, transported, released, disposed of or used any toxic or Hazardous Substances or Wastes in, at, on, about or under the Property, in violation of Environmental Laws.

                      (5) To the Carr Entities' knowledge, neither the Premises nor any portion thereof is now or has ever been a Superfund site. Except as set forth in the Reports, to the Carr Entities' knowledge, there are no underground storage tanks located on the Premises.

               (xv)   Operating Agreements. Exhibit L annexed hereto and made a
                      --------------------
part hereof sets forth each of the material Operating Agreements. To the Carr Entities' knowledge, each of the Operating Agreements is a valid and subsisting Operating Agreement of all of the parties thereto in full force and effect without modification, except as set forth in Exhibit L. To the Carr Entities'
                                             ---------
knowledge, each Carr Entity has performed all material obligations required to be performed by it and is not in material Default under any Operating Agreement. To the knowledge of the Carr Entities, no other party is in material Default under any such Operating Agreement. The Carr Entities have delivered or made readily available to NYSTRS copies of the Operating Agreements which are true, correct and complete in all material respects.

               (xvi)  Tenant Leases.  The Carr Entities have delivered or made
                      -------------
readily available to NYSTRS copies of all of the Tenant Leases, such copies being true, correct and complete in all material respects. Exhibit M sets forth
                                                            ---------
all Tenant Leases to which any Carr Entity is a party. The representations in the remainder of this subparagraph are made only with respect to Tenant Leases for which a Tenant Estoppel Certificate has not been delivered to NYSTRS, and shall remain in effect, subject to the time limit prescribed in Section 13, with respect to each such Tenant Lease until a Tenant Estoppel Certificate with respect to such Tenant Lease is delivered to NYSTRS in connection with this transaction (either at or after the Closing). To the Carr Entities' knowledge, the Tenant Leases are in full force and effect and there are no parties in possession of the Premises, except the Tenants and any subtenants disclosed in Exhibit M. Except as set forth in Exhibit M, all material tenant improvements
---------                          ---------
required under the Tenant Leases to be completed by the date hereof by the landlord thereunder have been completed and all tenant allowances required under the Tenant Leases to be paid in full as of the date hereof have been paid in full; except as set forth in Exhibit M, there are no unsatisfied "Take-Over"
                             ---------
space obligations or "Take-Back" space obligations ("Take-Over" space obligations means rent obligations of the Tenant in other buildings assumed by the landlord and "Take-Back" space obligations means obligations imposed upon the landlord to sublet or otherwise be responsible for the obligations of a Tenant under a Tenant Lease); except as set forth in Exhibit M or Exhibit N, to
                                                     ---------    ---------
the Carr Entities' knowledge there are no disputes with Tenants as to the amount of their rent or other charges (including, without limitation, charges for operating costs) under any Tenant Lease; to the Carr Entities' knowledge, except as set forth in the Tenant Leases, no Tenant has any option to cancel its Tenant Lease; except as set forth on Exhibit M, to the Carr Entities' knowledge there
                              ---------
is no Default by the landlord under any Tenant Lease and the Carr Entities have not received from any Tenant any written notice claiming any Default by the landlord under its Tenant Lease; except as set forth in Exhibit M, the Carr
                                                        ---------
Entities have not delivered to any Tenant any written notice claiming a Default by Tenant under its Tenant Lease; except as set forth on Exhibit M or Exhibit N,
                                                         ---------    ---------
or otherwise specifically disclosed in this Agreement (including the Exhibits), to the Carr Entities' knowledge no Tenant has asserted in writing, or has any rights to, offsets or claims against rental payable or obligations under any Tenant Lease; and to the Carr Entities' knowledge, no guarantor of any Tenant Lease has been released or discharged voluntarily from any obligation related to such Tenant Lease. To the Carr Entities' knowledge, the Percentage Interest for each Tenant has been and is currently calculated accurately and correctly in accordance with the method of calculation prescribed in such Tenant's Tenant Lease. For purposes of this Agreement, "Percentage Interest" means the percentage interest or pro-rata share for each Tenant under its Tenant Lease with respect to that portion of the Premises for which such Tenant is responsible for operating costs or any other charge payable to the landlord under such Tenant Lease. Exhibit M-1 sets forth a true, correct and complete
                          -----------
list of all security deposits held under Tenant Leases.  Exhibit M-1 also sets
                                                         -----------
forth (1) annual percentage rent payable and percentage rent break point for each Tenant required to pay percentage rent under its Tenant Lease; and (2) frequency rent is payable under each Tenant Lease (if other than monthly).

               (xvii)  Rent Roll. Attached hereto as Exhibit N is a rent roll
                       ---------                     ---------
(the "Rent Roll") for all Tenant Leases in effect as of the date of the Rent Roll. The Rent Roll contains the following information with respect to each Tenant Lease: (1) name of Tenant, (2) rentable space (as specified in the related Tenant Lease), (3) base annual rent payable, (4) amounts of operating expenses and real property taxes payable, (5) commencement date, (6) expiration date, and (7) rent per square foot.

               (xviii) Litigation. Except as set forth on Exhibit O attached
                       ----------                         ---------
hereto (the "Litigation List"), there are no pending, or to the Carr Entities' knowledge threatened in writing, Actions affecting all or any portion of the Property or the Carr Entities (with respect to the Property) which are not otherwise covered by insurance.

               (xix)   No Violations.  Except as set forth on Exhibit U attached
                       -------------                          ---------
hereto, the Carr Entities have not received any written notice of any material violation of any Laws of any Governmental Authority affecting the Property (collectively, "Violations"), and the Carr Entities have not received any written notice that an investigation has been commenced respecting any such possible Violations.

               (xx)    Insurance.  To the Carr Entities' knowledge, all pending
                       ---------
Actions, if any, against the Property which are covered by insurance are being defended by the appropriate insurance companies. None of the Carr Entities has received any written notice from any insurance company which has issued a policy with respect to the Premises or from the holder of any mortgage encumbering the Premises requesting or requiring performance of any structural or other major repairs or alterations to the Premises which has not been complied with.

               (xxi)   Licenses and Permits. The Carr Entities have delivered or
                       --------------------
made readily available to NYSTRS copies of all Licenses and Permits held by the Carr Entities with respect to the Property. The Carr Entities have received no written notice of any pending or threatened modification or cancellation of any of the Licenses and Permits, any notice that they lack any License or Permit, or any notice of the violation of any of the Licenses or Permits.

               (xxii)  Personalty. The list of Personalty set forth in Exhibit R
                       ----------                                      ---------
annexed hereto and made a part hereof is, in all material respects, a true, accurate and complete list of all Personalty having a fair market value (per item) of $10,000 or more. In those instances where the Carr Entity has leasehold title (rather than fee title) to any Personalty listed in Exhibit R, the leases
                                                          ---------
related thereto (including all amendments thereof) are described on Exhibit R.
                                                                    ---------
The Personalty listed in Exhibit R is located on the Premises and is the
                         ---------
Personalty used in the ownership, use, operation, leasing, maintenance, development and construction of the Premises.

               (xxiii) Development Documents. Exhibit S attached hereto sets
                       ---------------------  ---------
forth, in all material respects, a true and complete list of all material construction contracts, development contracts, engineering and other third-party professional contracts relating to the Properties Under Development and Undeveloped Properties (collectively, the "Development Documents"), and all Licenses and Permits relating to the Properties Under Development. Except as set forth on Exhibit S, the Carr Entities have not received from any party to the
         ---------
Development Documents or such Licenses and Permits any written notice claiming any Default by the Carr Entities; except as set forth in Exhibit S, the Carr
                                                         ---------
Entities have not delivered to any party any written notice claiming a Default by such party under the Development Documents. Exhibit S-1 contains a
                                               -----------
schedule, true and correct in all material respects, of all construction costs incurred to date in connection with the development of the Properties Under Development. The information set forth in Exhibit S-1 shall be superseded to the
                                          -----------
extent that such information is provided in estoppels or in consents and acknowledgments delivered by contractors, architects and other consultants to the Carr Entities in connection with the transactions contemplated in this Agreement.

               (xxiv)   Employees. Except as set forth on Exhibit Q attached
                        ---------                         ---------
hereto, there are no union or employment contracts or agreements (written or oral) affecting the Premises and, to the knowledge of the Carr Entities, there are no employees of the Carr Entities, at the Premises or otherwise, who, by reason of any Federal, State, County, municipal or other law, ordinance, order, requirement or regulation, or by reason of any union or other employment contract, written or otherwise, or any other reason whatsoever, would become employees of the LLC or NYSTRS as a result of the transactions contemplated in this Agreement. By the execution of this Agreement, NYSTRS is neither expressly nor implicitly assuming any liability, obligation, cost or expense whatsoever with respect to any employment contract, employee benefit plan or arrangement, employment policy or practice, collective bargaining agreement, union contract, employment related claims whether based on statute, common law, tort or otherwise or any other liability relating in any way to employees (collectively, "Employment Liabilities").

               (xxv)    Financial Statements for Developed Properties. Annexed
                        ---------------------------------------------
hereto as Exhibit T and made a part hereof is a list of the financial statements
          ---------
relating to the Developed Properties for the two years ended December 31, 1999, consisting of balance sheets and income statements (collectively, the "Financial Statements"), together with a list of any operating statements relating to the Developed Properties covering the period from January 1, 2000 through June 30, 2000 (collectively, the "Interim Financial Statements"). The Financial Statements and Interim Financial Statements have been delivered to NYSTRS, and in each case are true and complete in all material respects and fairly present the financial position and results of operations of the Developed Properties as at, or for the periods ended on, such dates. The budgets for the Developed Properties covering the period from January 1, 2000 through June 30, 2000 have been delivered to NYSTRS and were prepared with customary and ordinary thoroughness and in a manner consistent with the Carr Entities' past business practices.

               (xxvi)   Loan Documents. The Carr Entities have provided true and
                        --------------
correct copies of, or have readily made available, to NYSTRS all Loan Documents in the possession or control of the Carr Entities. To the knowledge of the Carr Entities, each of the Loan Documents is in full force and effect and has not been modified or amended, except as indicated on Exhibit C. None of the Carr
                                                 ---------
Entities has received any written notice claiming that a Default exists under the Loan Documents.

               (xxvii)  Court Orders. None of the Carr Entities has received
                        ------------
notice of any Court Order issued against, or binding on, the Property which do or may affect, limit or control the Property or the LLC's method or manner of doing business. No Carr Entity has received written notice that it is in Default with respect to any Court Order.

               (xxviii) Office Park Associations. Exhibit V attached hereto sets
                        ------------------------   ---------
forth a true and complete (in all material respects) list of all material documents relating to the Office

Park Associations to which any Carr Entity is a party and which bind the Premises or the Carr Entity, its successors or assigns (the "Association Documents"). Except as set forth on Exhibit V, the Carr Entities have not
                                    ---------
received written notice claiming any Default by the Carr Entities under any Association Documents; except as set forth in Exhibit V, the Carr Entities have
                                              ---------
not delivered to any party any written notice claiming a Default by such party under the Association Documents.

               (xxix)  Tax Parcels. The Property is assessed for real estate tax
                       -----------
purposes as one or more wholly independent tax lots, and when contributed or conveyed to the LLC and/or Affiliates thereof, neither the Property nor any portion thereof will be assessed or taxed together with any property that is not contributed or conveyed to the LLC and/or Affiliates thereof pursuant to this Agreement.

               (xxx)     Assessed Value. No proceedings for the correction of
                         --------------
the assessed valuation of the Premises (the "Proceedings") have been filed on behalf of any Carr Entity and is pending, other than as set forth in Exhibit W
                                                                     ---------
annexed hereto and made a part hereof.

               (xxxi)    Certificates of Occupancy.  The Carr Entities have made
                         -------------------------
readily available to NYSTRS all certificates of occupancy in the Carr Entities' possession or control issued for the Buildings and all tenant spaces.

               (xxxii)   Development Budgets. True, correct and complete copies
                         -------------------
of the summary pages of the development budgets for the Property, prepared in the ordinary course of business of the Carr Entities, have been delivered to NYSTRS [and the Carr Entities have no knowledge of any state of facts which would cause construction costs to deviate materially from such development budgets].

               (xxxiii)  ERISA.  None of the Contributing Carr Entities holds
                         -----
Plan Assets within the meaning of 29 C.F.R. (S) 2510.3-101.

          (b) Whenever reference is made in this Section 12 to the "Carr Entities' knowledge" or similar term, the "Carr Entities' knowledge" or similar term shall mean the actual knowledge, without independent inquiry, of the following individuals: Karen B. Dorigan, Tom Levy, Marilyn Lucas, and the personnel with respect to each Office Park listed on Exhibit BB.
                                                     ----------

          (c)  NYSTRS represents and warrants to the Carr Entities that:

               (i)   Due Organization, Etc.  NYSTRS is duly organized, validly
                     ----------------------
existing and in good standing under the laws of the state of its formation, and has the full power and authority to own, lease and operate its assets and properties and to conduct its business as now being conducted.

               (ii)  Authority.  This Agreement constitutes the legal, valid and
                     ---------
binding obligation of NYSTRS, enforceable against NYSTRS in accordance with its terms. NYSTRS has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

               (iii) No Violation of Laws.  The execution and delivery of this
                     --------------------
Agreement and the performance by NYSTRS of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over NYSTRS, including, without limitation, the United States of America and the state of formation of NYSTRS, or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which NYSTRS is a party or by which NYSTRS is bound or affected.

               (iv)  No Conflict. To NYSTRS' knowledge, NYSTRS is not a party
                     -----------
to, or subject to or bound by, any agreement, judgment, order, writ, injunction or decree of any Governmental Authority that could prevent the performance of all or any of the terms of this Agreement.

          (d) The Carr Entities and NYSTRS will undertake commercially reasonable efforts to inform the other party upon obtaining actual knowledge that the other party has breached any representation or warranty contained in this Agreement.

     10.  Deliveries to be made on the Closing Date.
          -----------------------------------------

          (a)  The Carr Entities' Deliveries: The Carr Entities shall deliver or
               -----------------------------
cause to be delivered to NYSTRS on the Closing Date the following documents (collectively, the "Carr Entities' Deliveries"):

               (i)   Deeds. Special Warranty deeds, duly executed and
                     -----
acknowledged by the appropriate Carr Entities, conveying fee simple title to the Premises and the Buildings to the LLC or an Affiliate thereof;

               (ii)  Bills of Sale. Bills of Sale duly executed by the
                     -------------
appropriate Carr Entities, transferring to the LLC or an Affiliate thereof all of the Carr Entities' right, title and interest in and to the Personalty;

               (iii) Assignments and Assumptions of Tenant Leases. Assignments
                     --------------------------------------------
and assumptions of all Tenant Leases, duly executed and acknowledged by the appropriate Carr Entities, in a form reasonably acceptable to NYSTRS;

               (iv)  Assignments and Assumptions of the Development Documents.
                     --------------------------------------------------------
Assignments and assumptions of all assignable Development Documents, duly executed and acknowledged by the appropriate Carr Entities, in a form reasonably acceptable to NYSTRS;

               (v)   Assignments of Licenses and Permits.  Assignments of all
                     -----------------------------------
assignable Licenses and Permits, duly executed and acknowledged by the appropriate Carr Entities, in a form reasonably acceptable to NYSTRS;

               (vi)  Assignments and Assumptions of Operating Agreements.
                     ---------------------------------------------------
Assignments and assumptions (to the extent that such agreements relate to the Property being contributed or sold pursuant hereto) of all assignable Operating Agreements, duly executed and acknowledged by the appropriate Carr Entities, in a form reasonably acceptable to NYSTRS;

               (vii) Assignment and Assumption of Loan Documents. Assignment and
                     -------------------------------------------
Assumption Agreement relating to the Loan Documents, duly executed and acknowledged by the appropriate Carr Entities and the Existing Lender, in a form reasonably acceptable to NYSTRS;

               (viii) Assignment of Warranties and Intangibles. Assignments of
                      ----------------------------------------
all assignable warranties and intangibles, duly executed and acknowledged by the appropriate Carr Entities, in a form reasonably acceptable to NYSTRS, assigning to the LLC or an Affiliate thereof the Carr Entities' interests in the Names, the Proprietary Rights, the Funds and other intangibles relating to the Property.

               (ix)   Assignments of Declarant Rights and Estoppel Certificates.
                      ---------------------------------------------------------
Assignments of all rights of the Declarant under those Association Documents in which a Carr Entity is the Declarant, in a form reasonably acceptable to NYSTRS, and estoppel certificates from all associations and/or architectural committees formed under recorded declarations (in a form reasonable acceptable to NYSTRS).

               (x)    FIRPTA Affidavit. The affidavit referred to in Section
                      ----------------
1445 of the Code with all pertinent information confirming that each Carr Entity is not a foreign person, trust, estate, corporation or partnership.

               (xi)   Termination Agreements. Executed termination agreements or
                      ----------------------
other evidence reasonably satisfactory to NYSTRS that any existing management agreements for the Premises have been duly and validly terminated effective upon the Closing and at no cost to NYSTRS or the LLC.

               (xii)  The Carr Entities' Authority. Such proof and evidence of
                      ----------------------------
the Carr Entities' authority and authorization to enter into the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of any entity to act for and bind such entity, as may be reasonably required by the Title Company or NYSTRS, including, without limitation, any and all consents of any directors, shareholders, partners, limited partners or other persons whose consent to the transactions contemplated hereby is required in accordance with the Carr Entities' respective internal organizational structures.

               (xiii) LLC Agreement. A duly executed LLC Agreement in the form
                      -------------
of Exhibit Y annexed hereto and made a part hereof, and any certificates
   ---------
required by the law of the State of Delaware in connection with the formation of the LLC.

               (xiv)  Good Standing Certificates. Good standing Certificates (or
                      --------------------------
analogous documents) with respect to each Carr Entity, the LLC, Carr PN One, LLC and Carr Texas OP, LP (and its general partner) from the Secretary of State or state taxing authority of the state in which each such entity is organized and authorized to conduct business.

               (xv)   Management and Leasing Agreements. Five Management and
                      ---------------------------------
Leasing Agreements (one for each Office Park), in the form of Exhibit Z annexed
                                                              ---------
hereto and made a part hereof.

               (xvi)  Development Services Agreements. Five Development Services
                      -------------------------------
Agreements, in the form of Exhibit AA annexed hereto and made a part hereof.
                           ----------

               (xvii) Notices to Tenants and Service Providers. A notice to each
                      ----------------------------------------
tenant
and service provider at each Office Park informing such tenant or service provider as to the sale of such Office Park, signed by the current manager of such Office Park or if required by NYSTRS, jointly by such manager and the appropriate Carr Entity, in form reasonably acceptable to NYSTRS;

               (xviii) Tenant Estoppel Certificates.  Original executed tenant
                       ----------------------------
estoppel certificates ("Tenant Estoppel Certificates") from all Tenants occupying no less than an aggregate of 25,000 square feet of net rentable space ("Major Tenants"), and from Tenants (including Major Tenants) occupying no less than eighty-five percent (85%) of the total rented space in the Premises, or such lesser percentage as NYSTRS may deem satisfactory at Closing.

               (xix)   Existing Lender's Estoppel Certificate. An estoppel
                       --------------------------------------
certificate from the Existing Lender in form and substance satisfactory to NYSTRS (the "Existing Lender's Estoppel Certificate").

               (xx)    Other Documents and Deliveries.  Such other documents,
                       ------------------------------
instruments and deliveries customarily delivered by sellers of property similar to the Property, as may be reasonably required by the Title Company.

          (b)  NYSTRS' Deliveries. NYSTRS shall deliver or cause to be delivered
               ------------------
on the Closing Date the following:

               (i)     The NYSTRS Contribution. On the Closing Date, NYSTRS
                       -----------------------
shall make the NYSTRS Contribution to the LLC pursuant to Section 2 hereof;

               (ii)    LLC Agreement.  NYSTRS shall counterexecute the LLC
                       -------------
Agreement; and

               (iii)   NYSTRS' Authority. Such proof and evidence of NYSTRS'
                       -----------------
authority and authorization to enter into the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of NYSTRS to act for and bind such entity, as may be reasonably required by the Title Company or the Carr Entities, including, without limitation, any and all consents of any managers, members or other persons whose consent to the transactions contemplated hereby is required in accordance with NYSTRS' internal organizational structure.

          (c)  Other Deliveries.  The Carr Entities and NYSTRS shall have
               ----------------
obtained the following additional items on or prior to the Closing Date:

               (i)     LLC Signatures. The execution of all documents
                       --------------
contemplated in this Agreement that require execution by the LLC, including, but not limited to, the Management and Leasing Agreements and the Development Services Agreements.

               (ii)    Title Policies. Title policies insuring title of the LLC
                       --------------
in the Premises, subject only to Tenant Leases, real estate taxes not yet due and payable, zoning laws and regulations, and other exceptions reasonably acceptable to NYSTRS (collectively, the "Permitted Exceptions").

          (d)  Deemed ApProval. For each delivery in this Section 10 required to
               ---------------
be "reasonably acceptable" or "satisfactory" (or words of similar import) to a party, such acceptability or satisfaction shall be deemed to have been met if the Closing actually occurs.

     11.  Payment of Closing Costs; Apportionments; Post-Closing Adjustments.
          ------------------------------------------------------------------

          (a)  Except as expressly set forth herein to the contrary in this
Section 11, all items of income and expense at the Property shall be apportioned between the Carr Entities and the LLC on a per diem basis in the manner specified in clause (f) below. The parties, by no later than ninety (90) days subsequent to the Closing, agree to make such adjustments to the calculation of Purchase Value and/or Contribution Value as may be required to correct manifest error, in which event appropriate payments shall be made as between the Carr Entities and NYSTRS to reflect such adjustments. To the extent that all information, bills and invoices are not available at Closing to allow for the apportionment of any items of income and expense, the Carr Entities and NYSTRS agree to readjust the apportionment within ninety (90) days after Closing or such later time pursuant to clause (c) below.

          (b) The following items shall be apportioned as of 11:59 PM of the day immediately preceding the Closing Date:

               1. Fixed rents, additional rents, percentage rents and all other sums and credits due or payable under the Tenant Leases, as and when collected, subject to the provisions of clause (g) of this Section 11 (it being understood that final calculation of all tenant pass-through payments on account of operating expenses shall not be apportioned at Closing but as between the Carr Entities and the LLC no later than April 1, 2001);

               2. Real estate taxes on the Premises, on the basis of the fiscal year for which the same are levied, imposed or assessed, subject to the provisions of clause (e) of this Section 11;

               3. Charges for water, sewer rents, electricity, steam, gas and telephone at the Premises, which are not metered or otherwise charged directly to Tenants under the Tenant Leases; provided that if the consumption of any of such utilities is measured by meters, the Carr Entities at the Closing shall furnish a current reading of each meter; and further provided that if there is not a meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued;

               4. Fuel at the Premises, if any, at the Carr Entities' cost therefor (as determined by the Carr Entities' fuel suppliers);

               5. Amounts paid or payable under transferable Operating Agreements (it being understood that such apportionment shall be made within 45 days after Closing);

               6. Premiums on insurance policies or renewals of those expiring prior to the Closing;

               7.   Interest under the Mortgage; and

               8. Any other items of income, operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and seller of property similar in character to the Property in the areas in which the Property is located.

          (c) If, on the Closing Date, any items of additional rent or percentage rent under the Tenant Leases shall not have been ascertained, then such items shall be adjusted retroactively as and when the same are ascertained.

          (d) The Carr Entities shall maintain and make available to NYSTRS any books or records necessary for the retroactive adjustment of any item pursuant to clause (c) of this Section.

          (e) If the Closing shall occur before the real estate tax rate is fixed, the apportionment of real estate taxes shall be based upon the tax rate for the next preceding year applied to the latest assessed valuation.

          (f)  All apportionments made under this Agreement shall be calculated
(1) as between the Carr Entities and the LLC to reflect that the Carr Entities are contributing or conveying their interests in the Property to the LLC on the Closing Date and then (2) the Contributing Carr Entities and NYSTRS shall share in the credits and debits of the LLC in proportion to their respective interests in the LLC immediately following the Closing.

          (g) If any existing Tenant is in arrears in the payment of rent on the Closing Date, the Contributing Carr Entities and NYSTRS shall cause the LLC to use reasonable efforts to collect any such rent arrearages and any and all rents received from such Tenant after the Closing shall be applied in the following order of priority: (i) first to the month in which the Closing occurred; (ii) then to any month or months following the month in which the Closing occurred (provided, however, that no rent received shall be applied to rent due for any month subsequent to the month in which it is received); and
(iii) then to the months preceding the month in which the Closing occurred. If rents or any portion thereof received by the LLC or a Carr Entity after the Closing are payable to the other by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, shall be promptly paid to the other, which obligation shall survive the Closing.

          (h) All costs of Closing (including, without limitation, transfer taxes) shall be shared by the Carr Entities and NYSTRS ratably in the following proportions: (1) the Carr Entities -- 35% and (ii) NYSTRS -- 65%.

          (i) The Carr Entities and NYSTRS shall each pay for their own counsel.

          (j) The LLC shall pay, or cause to be paid, all costs associated with the assumption of the loan from the Existing Lender.

          (k) Any tax refund or the savings for any year or years prior to the tax year in which the Closing occurs, to the extent not payable to any Tenants pursuant to the terms of any Tenant Leases, shall belong solely to the Carr Entities. Any refund or the savings for the tax year in which the Closing occurs, to the extent not payable to any Tenants pursuant to the terms of any Tenant Leases, shall be prorated as of the Closing Date between the Carr Entities and the LLC. Any refund or the savings for any period after the tax year in which the Closing occurs shall belong solely to the LLC. From and after the Closing, the LLC shall have the right to receive any refund payable to any Tenant and to distribute such refunds to such Tenants in accordance with the terms of their respective Tenant Leases. In the event the Carr Entities shall receive any refund from any Governmental Authority which refund is payable to a Tenant under its Tenant Lease or to the LLC in accordance with the terms hereof, the Carr Entities agree to promptly deliver such funds to the LLC. NYSTRS and the Carr Entities shall each execute, and cause the LLC to execute, all consents, receipts, assignments, instruments and documents which may reasonably be requested in order to facilitate settling such proceedings and collecting the amount of any refund or tax savings.

     12.  Indemnification.
          ---------------

          (a)  Indemnification by the Carr Entities. From and after the Closing,
               ------------------------------------
each Carr Entity hereby agrees, severally, to defend, indemnify and hold NYSTRS harmless from and against, and reimburse NYSTRS for, any and all Damages which NYSTRS may sustain at any time by reason of the breach or inaccuracy of or failure to comply with any of the warranties, representations, conditions, covenants or agreements of such Carr Entity contained in this Agreement or in any agreement or document delivered pursuant thereto or in connection therewith.

          (b)  Indemnification by NYSTRS.  From and after the Closing, NYSTRS
               -------------------------
shall defend, indemnify and hold the Carr Entities harmless from and against, and reimburse the Carr Entities for, any and all Damages which the Carr Entities may sustain at any time by reason of the breach or inaccuracy of or failure to comply with any warranties, representations, conditions, covenants or agreements of NYSTRS contained in this Agreement or in any agreement, certificate or document delivered pursuant thereto or in connection therewith.

          (c)  Procedures for Indemnification.  In the event that any claim is
               ------------------------------
asserted against any party hereto, or any party hereto is made a party defendant in any action or proceeding, and such claim, action or proceeding involves a matter which is the subject of this indemnification, then such party (an "Indemnified Party") shall give written notice to the other party hereto (the "Indemnifying Party") of such claim, action or proceeding, and such Indemnifying Party shall have the right to join in the defense of said claim, action or proceeding at such Indemnifying Party's own cost and expense and, if the Indemnifying Party agrees in writing to be bound by and to promptly pay the full amount of any final judgment from which no further appeal may be taken, then at the option of the Indemnifying Party, such Indemnifying Party may take over the defense of such claim, action or proceeding, except that, in such case, the Indemnified Party shall have the right to join in the defense of said claim, action or proceeding at its own cost and expense.

          (d)  Limitation on Liability.  NYSTRS, on the one hand, and the Carr
               -----------------------
Entities, on the other hand, shall not be entitled to bring a claim against the other on account of a breach of any covenant, indemnity, representation or warranty under this Agreement or any agreement, certificate or document delivered pursuant hereto unless such claim or series of claims exceeds $250,000.00 in the aggregate. The aggregate liability for each of (i) the Carr Entities (collectively) and (ii) NYSTRS for any claim or series of claims arising out of such covenants, indemnities, representations and warranties under this Agreement or any agreement, certificate or document delivered pursuant hereto, shall not exceed ten percent (10%) of the Acquisition Value.

     13.  Survival. The parties hereto agree that all representations,
          --------
warranties and
indemnifications contained herein, or in any instrument or other document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby for a period of fourteen (14) months from the Closing Date, within which time written notice of any claim must be given, in which event, any claim asserted prior to the expiration of such fourteen (14) month period shall survive the expiration of such fourteen (14) month period. The provisions of Section 11 shall survive for such length of time as any obligations or potential obligations of any party may exist thereunder.

     14.  Notices. All demands, requests or other communications (collectively,
          -------
"notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national prepaid overnight delivery service, or (c) telecopy or other facsimile transmissions (followed with hard copy sent by national prepaid overnight delivery service), or (d) personal delivery with receipt acknowledged in writing, directed to:

Each Carr Entity:   c/o CarrAmerica Realty Corporation

                    1850 K Street, N.W., Suite 500

                    Washington, D.C. 20006

                    Attn: Ms. Karen B. Dorigan

                    Fax Number: 202/729-1060

With a copy to:     Mayer Brown & Platt

                    190 South LaSalle Street

                    Chicago, Illinois 60603

                    Attn: Jeffrey Usow, Esq.

                    Fax Number: 312/706-8725

NYSTRS:             New York State Teachers' Retirement System

                    c/o J.P. Morgan Investment Management Inc.

                    522 Fifth Avenue

                    New York, New York 10036

                    Attention: Mr. Benjamin Gifford

                    Fax Number: 212/837-1696

with a copy to:     New York State Teachers' Retirement System

                    10 Corporate Woods Drive

                    Albany, New York 12211-2395

                    Attn: Mr. John Virtanen

                    Fax Number: 518/447-2766

with a copy to:     Joseph M. Fries, Esq.

                    Arent Fox Kintner Plotkin & Kahn, PLLC

                    1050 Connecticut Avenue, N.W.

                    Washington, D.C. 20036-5339

                    Fax Number: (202) 857-6395

Any notice so sent by certified or registered mail shall be deemed given on the date of receipt or refusal as indicated on the return receipt. All other notices shall be deemed given when actually received or refused by the party to whom the same is directed. A notice may be given either by a party or by such party's attorney. The Carr Entities and NYSTRS may designate by not less than five (5) business days' notice given to the other in accordance with the terms of this Section, additional or substituted parties to whom notices should be sent hereunder.

     15.  Amendments. This Agreement may not be modified or terminated orally or
          ----------
in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

     16.  Governing Law; Construction. This Agreement (a) shall be governed by
          ---------------------------
and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law and (b) shall be given a fair and reasonable construction in accordance with the intentions of the parties hereto and without regard to, or aid of, any rules of construction requiring construction against any party drafting this Agreement. Each party hereto acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation hereof. Each party has been represented by independent counsel in connection with this Agreement. For purposes of construction of this Agreement, provisions which are deleted or crossed out and initialed by the parties shall be treated as if never included herein.

     17.  Partial Invalidity. If any provision of this Agreement is held to be
          ------------------
invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     18.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument. This Agreement may be executed by facsimile, which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of facsimile copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement.

     19.  No Third Party Beneficiaries. The warranties, representations,
          ----------------------------
agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

     20.  Waiver. No failure or delay of either party in the exercise of any
          ------
right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver of any other or further right nor shall any single or partial exercise of any right preclude other or further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be waiver of any other or any subsequent breach hereof.

     21.  Assignment.  Neither NYSTRS nor the Carr Entities may assign this
          ----------
Agreement or any of their rights hereunder, except to a permitted assignee of its membership interest in the LLC, and any purported unpermitted assignment shall be null and void.

     22.  Binding Effect. Subject to Section 21, this Agreement is binding upon,
          --------------
and shall inure to the benefit of, the parties and each of their respective successors and permitted assigns, if any.

     23.  Entire Agreement. This is the entire agreement between the parties and
          ----------------
there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise, of any kind whatsoever. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

     24.  Further Assurances. Both prior to and after the Closing Date, NYSTRS
          ------------------
and the Carr Entities shall execute and deliver each to the other such documents and instruments and take such further actions as may be reasonably necessary or required to consummate the transactions contemplated by this Agreement. The provisions of this Section 24 shall survive the Closing.

     25.  Paragraph Headings.  The headings of the various sections of this
          ------------------
Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement.

                      [Signatures Begin on the Next Page]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                         The Carr Entities:

                         CARRAMERICA REALTY CORPORATION,
                         a Maryland corporation


                         By: /s/ Karen B. Dorigan
                             --------------------
                             Karen B. Dorigan
                             Managing Director/Capital Markets and Investments


                         CARRAMERICA REALTY, L.P., a Delaware limited partnership

                         By: CARRAMERICA REALTY GP HOLDINGS, INC., a Delaware
                             corporation, its general partner


                             By: /s/ Karen B. Dorigan
                                 --------------------
                                 Karen B. Dorigan
                                 Executive Vice President


                         CARRAMERICA DEVELOPMENT, INC.
                         a Delaware corporation


                         By: /s/ Karen B. Dorigan
                             --------------------
                             Karen B. Dorigan
                             Executive Vice President

                         CARR DEVELOPMENT & CONSTRUCTION, L.P., a Delaware limited partnership

                         By: CDC TEXAS HOLDINGS, INC., a Delaware corporation,
                             its general partner


                         By: /s/ Karen B. Dorigan
                             --------------------
                             Karen B. Dorigan
                             Executive Vice President


                         CARR PARKWAY NORTH I CORPORATION,
                         a Delaware corporation


                         By: /s/ Karen B. Dorigan
                             ---------------------
                             Karen B. Dorigan
                             Executive Vice President

                         NYSTRS:

                         NEW YORK STATE TEACHERS' RETIREMENT SYSTEM, a public pension system created and existing pursuant to Article 11 of the Education Law of the State of New York and having powers and privileges of a corporation pursuant to Section 502 thereof


                         By: /s/ George Philip
                             -----------------
                             George Philip
                             Executive Director


                         By: /s/ John W. Virtanen
                             --------------------
                             John W. Virtanen
                             Associate Real Estate Officer